EXHIBIT 99.1

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Andrew Noble
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Affymetrix Names Kevin King President of Life Sciences Business

SANTA CLARA, Calif., Dec. 19, 2006 — Affymetrix Inc. (Nasdaq: AFFX) announced today that it has appointed Kevin M. King to president of life sciences business and executive vice president, reporting to Stephen P.A. Fodor, Ph.D., Chairman and CEO. King previously served as president and CEO of Thomson Healthcare, the $500 million healthcare and pharmaceutical information services division of Thomson Corporation.

“We are very pleased to add Kevin King to the Affymetrix executive management team,” said Fodor. “He is an experienced leader and his proven track record of operational success in the life sciences industry provides Affymetrix with a solid foundation for continued commercial growth.”

King will be responsible for managing Affymetrix’ growing life sciences business, which serves hundreds of academic, government, pharmaceutical and industrial customers around the world. He brings more than 25 years of industry experience to Affymetrix. At Thomson Healthcare, King was responsible for developing and implementing the growth strategy that led to its industry leading position within the $7 billion healthcare decision support market. King has also held senior executive positions at General Electric Healthcare, including vice president and general manager, Global Clinical Systems. In that position, he grew the business to more than $900 million in revenue through the global sales distribution expansion, introduction of new technologies and strategic acquisitions.   In addition, King brings more than 14 years of experience at Hewlett-Packard, where his many accomplishments included the creation of a web-enabled systems strategy to help speed up the drug discovery process and reduce the time to complete clinical trials.

“Affymetrix microarray technology has quickly become the gold standard in life science research,” said King. “I look forward to being a part of such a quality organization that has tremendous opportunities to accelerate scientific research and improve patient care.”

About Affymetrix:

Affymetrix scientists invented the world’s first high-density microarray in 1989 and began selling the first commercial microarray in 1994. Since then, Affymetrix GeneChip® technology has become the industry standard in molecular biology research. Affymetrix technology is used by the world’s top pharmaceutical, diagnostic and biotechnology companies as well as leading academic, government and not-for-profit research institutes. More than 1,400 systems have been installed around the world and more than 7,000 peer-reviewed papers have been published using the technology. Affymetrix’ patented photolithographic manufacturing process provides the most information capacity available today on an array, enabling researchers to use a whole-genome approach to analyzing the relationship between genetics and health. Affymetrix is headquartered in Santa Clara, Calif., with manufacturing facilities in Sacramento, Calif., and Bedford, Mass. The company maintains important sales and marketing operations in Europe and Asia, and has about 1,100 employees worldwide. For more information about Affymetrix, please visit the company’s website at www.affymetrix.com.

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies” or the like.  These include statements related to the value of Mr. King’s experience and expertise to Affymetrix, which are prospective.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: risks and uncertainties associated with the management changes discussed in this press release; risks of the company’s ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; uncertainties relating to technological approaches, manufacturing and product development; personnel retention; uncertainties related to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix’ Form 10-K/A for the year ended December 31, 2005, and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

NOTE: Affymetrix, the Affymetrix logo and GeneChip® are registered trademarks owned or used by Affymetrix Inc.

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